Exhibit 10.2

[***] Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

BOX AND SWITCH CONFIDENTIAL

AMENDMENT NO. 1 TO THE

COLOCATION FACILITIES AGREEMENT

(v102716)

This Amendment (this “Amendment”) to the Colocation Facilities Agreement (the “Agreement”) is made and entered into as of the last date executed below (the “Amendment Effective Date”) by and between Switch and Box (“Customer”).

RECITALS

WHEREAS, Customer and Switch entered into the Agreement with an effective date of August 10, 2017;

WHEREAS, the Parties wish to amend the Agreement as set forth herein;

NOW THEREFORE, the Parties agree as follows:

1.Amendment Scope. The Parties understand and agree that this Amendment does not alter the terms of the Agreement unless expressly set forth herein. Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Agreement.

2.[Reserved]

3.Definitions. “Support Space” means dedicated office and storage space described in the Service Order together with associated power, cooling and other services to be provided by Switch. “Service Commencement Date” means the date provided in a Service Order indicating the estimated start date for the services and Switch will provide notice to Customer when the installation is complete. “Premises” means the address identified on the appropriate Service Order.

4.Service Orders. From time to time, the parties may execute Service Orders that reference this Agreement and this Agreement is hereby incorporated into such Service Orders. This Agreement and Exhibits, as well as any amendments contain the base terms that govern the relationship between Switch and Customer. In the event that any provision of any Service Order conflicts with a provision of this Agreement, the provision of this Agreement shall control, unless such provision of the Service Order expressly states that it supersedes a specifically-identified section of this Agreement.

5.Commencement of License. The Colocation Space commencement date for the Reno location (the “Reno Commencement Date”) shall be defined in the Service Order.

6.Installation Documentation. Within sixty (60) days after the execution of each Service Order, Customer will provide Switch with all required installation documentation. Switch will promptly provide Customer with notice of that all installation documentation has been received. If Customer fails to provide Switch with all required installation documentation, billing shall commence on the date set forth on the Service Order.

7.License Grant. Starting on the applicable Commencement Date, Switch hereby grants Customer a limited, revocable license to install and operate, maintain and access, as well as transmit and receive to and from, the Customer Equipment within the Colocation Space and for no other purpose. Subject to all of the terms and conditions of this Agreement, Customer shall quietly have, hold and enjoy the public areas of the Premises (in the similar fashion as all other Switch Customers) and the Colocation Space (to be defined within each Service Order) without hindrance from Switch or any person or entity claiming by, through or under Switch.

Colocation Facilities Agreement

First Amendment

1	Customer Initials	[***]

BOX AND SWITCH CONFIDENTIAL

8.Location and Configuration. The Colocation Space is located within Switch’s patented 100% Hot Aisle Containment Rows (each a T-SCIF®) as described on Exhibit B, and Customer agrees to abide by the engineering standards inherent in such a structure, including minimizing Customer’s carbon footprint by working with Switch to maintain a hot aisle temperature between 100° and 110°. The standard cabinet height for the T-SCIF is 79 inches (42U). The standard cabinet width for the T-SCIF is 24 inches wide (600mm). All non-standard height cabinets may require a mutually agreed customization fee for installation within a T-SCIF, which will be addressed in each Service Order. Modifications to the Customer Equipment configuration within the Colocation Space requires prior written consent of Switch (which consent shall not be unreasonably withheld or delayed).

Switch ensures that the power and environmental controls in the Premises provide a suitable environment for the operation of Customer Equipment and Carrier Services in accordance with the service levels offered in the SLA. Switch will use commercially reasonable efforts to provide a minimum of ten (10) business days advance notice for all scheduled maintenance and to minimize disruption to Customer’s Services when performing scheduled maintenance. Within five (5) business days from receipt of notice from Switch, Customer may request that the scheduled maintenance be performed on another date or time to prevent any potential impact to Services. Switch shall discuss its maintenance schedule with Customer on a regular basis with a view to minimize disturbances and to allow the Customer to schedule its own preventive maintenance accordingly.

9.Access. Customer will have access to the Premises and Colocation Space 24-hours a day, 7-days a week. All access to the Premises shall be in accordance with Switch’s security and access procedures as provided to Customer during onsite training. [***]. Switch to process all access requests (adds, changes or deletions) within two (2) hours from Customer request. Customer is responsible for any and all actions of Customer’s representatives, agents and persons escorted by or on behalf of Customer (collectively, “Customer Representatives”). Switch may suspend access by any Customer Representative or other person to the Premises including the Colocation Space for security violations or in the event of an emergency. Switch shall promptly notify Customer in the event any such suspension occurs.  Customer shall receive two access badges per site at no cost. Additional badges are available for $100 each.

Customer shall allow Switch access to the Colocation Space to the extent reasonably required by Switch for any installation, inspection, cleaning or maintenance; provided, however, that Switch shall provide a minimum of five (5) days advance notice, unless in the event of an emergency. Switch shall not unreasonably interfere with Customer’s permitted use of Colocation Space in connection with such entry.

10.Smarthands Service. At Customer’s request, Switch may assist Customer in performing light duties or correcting minor problems with respect to the Customer Equipment. Customer agrees to pay Switch’s fees for such services, said fees to be determined in the Service Order(s) or as mutually agreed to in advance of ordering service.

11.[***]

12.Relocation of Customer Equipment. Switch shall not arbitrarily require Customer to relocate the Customer Equipment. However, in the event of an emergency, Switch may require Customer to relocate the Customer Equipment; provided that the relocation site shall afford comparable square footage, power, cabling, network circuits, environmental conditions for and accessibility to the Customer Equipment. The reasonable direct costs of the relocation shall be borne by Switch unless the relocation is required to accommodate Customer’s requests. The Premises were designed to meet Uptime Institute’s Tier 4 standards for power throughputs.

Colocation Facilities Agreement

First Amendment

2	Customer Initials	[***]

BOX AND SWITCH CONFIDENTIAL

13.Cross-connections/Carrier Services. Upon request, Switch will provide Customer with a list of approved Carriers. Customer shall order all cross-connections from Switch. Such cross-connections are subject to Switch’s processes and procedures which are attached hereto as Exhibit E. All cross-connections shall be installed by Switch. Customer will notify the applicable Carrier and Switch when Customer desires to terminate or modify any cross-connections. Customer will be solely responsible for all payments due to the Carriers unless the Carrier Services are made available to Customer by Switch, in which case payment shall be made to Switch. Customer acknowledges and agrees that the Carrier Services will be provided by one or more third-party Carriers that are not under the control of Switch. Customer understands that Switch does not own or control any of the Carrier Services, however, if made available to Customer by Switch, Switch shall be responsible or liable for performance or non-performance, as well as any damages resulting from such installation.

14.Recurring MRC. Customer agrees to pay the minimum Monthly Recurring Charges indicated on the Service Order(s) identified as a monthly recurring charge (collectively, the “MRC”).

15.Non-recurring Charges. [***]

16.Billing Payment Terms. Switch shall invoice Customer for MRC in advance, and applicable NRC, monthly.  Customer shall pay such invoice within NET forty-five (45) actual days. MRC and any other sums not received within NET forty-five (45) actual days of the invoice date are subject to an interest charge on the outstanding balance equal to the lower of one and one-half percent (1.5%) per month or the maximum allowable rate under applicable law on the total past due balance. During the Service Commitment Period, after the first twelve (12) months of the Initial Service Commitment Period, MRC may increase by [***]. Customer will be notified of any such increase at least forty-five (45) days in advance.  Power MRC may increase an additional amount to proportionately reflect increases in third-party utility charges. Customer reserves the right to negotiate wholesale power purchasing with Switch in subsequent Service Orders. If Customer, in good faith, disputes the accuracy of the amount invoiced, Customer shall pay such amount as it in good faith believes to be correct and provide written notice stating the reasons why the remaining disputed amount is incorrect, along with supporting documentation. In the event the parties are unable to resolve such dispute, either party may pursue any remedy available at law or in equity to enforce its rights hereunder. In the event that it is determined or agreed that the party that is disputing an invoice must or will pay the disputed amount, then such party shall pay interest from and including the original payment due date until, but excluding, the date the disputed amount is received by the owed Party, at the Base Interest Rate. This section governs payment obligations and may not be modified or replaced with subsequent terms including via a third party’s software, payment portal, statement of work, invoice or similar instrument.

17.Taxes. NRC and MRC are exclusive of applicable taxes, duties and similar charges.  Customer will be responsible for and will pay in full all such amounts (exclusive of and income taxes payable by Switch), whether imposed on Switch or directly on Customer. Switch will use its best efforts to assist Customer in preparing and submitting Customer’s applications to obtain tax abatements in the relevant jurisdiction(s). To the extent Switch’s regulatory compliance status in an applicable jurisdiction will negatively impact any such application of Customer, Switch will notify Customer of such status change.

18.Service Credits. In the event of unavailability or failure of the Colocation Space, Customer will receive Service Credits as set forth in the Service Level Agreement (“SLA”) attached hereto as Exhibit A. Customer acknowledges and agrees that Customer’s sole and exclusive remedies regarding the Colocation Space and failure to meet the SLAs are those provided in the SLA.

19.Additional Security. Switch will maintain and provide access to security camera footage for a minimum of ninety (90) days for all security cameras located in the common areas and for those that may be installed within the Colocation Space.

20.Renewable Energy Credits. Upon Customer’s request and subject to reasonable administrative fees, Switch shall work with Customer to document and pass through all applicable renewable energy credits. This may include providing certifications and/or unique identification numbers for each renewable energy credit.

Colocation Facilities Agreement

First Amendment

3	Customer Initials	[***]

BOX AND SWITCH CONFIDENTIAL

21.Compliance with Law/AUP. Both Switch and Customer shall at all times fully comply with and faithfully carry out all laws, statutes, ordinances, regulations, promulgations and mandates of all duly constituted authorities applicable to the operations of their respective businesses, and any failure to do so shall constitute a default under this Agreement if not cured within the cure period set forth in Section 5 in which event the affected portion of this Agreement may be immediately terminated by either party by written notice delivered prior to the effect of a cure. Both Switch and Customer shall at all times maintain in good standing and effect all necessary and proper business licenses and other licenses and permits relating to its business operations. Customer acknowledges that Switch exercises no control over the content of the information passing through the Customer’s telecommunications network and that it is Customer’s sole responsibility to ensure that the information Customer transmits and receives complies with all applicable laws and regulations. Customer shall cooperate with any investigation by any governmental authority or Switch, and shall promptly rectify illegal use; failure to do so will be a material breach of this Agreement. Customer’s use of the Colocation Space and operations therein shall comply with Switch’s and each applicable Carrier’s then current Acceptable Use Policy (each an “AUP”). Switch’s AUP is available at www.switch.com/aup and a copy of the current AUP is attached hereto as Exhibit F. Switch will alert Customer of any material changes to the AUP no later than 30 days prior to the effective date of the change and Switch will provide Customer with a reasonable period of time (in light of the nature of the change) to affect any changes required to be made as a result of any changes to the engineering standards contained within the AUP. Transmission of any material in violation of any law, regulation or an AUP is strictly prohibited. Any access made to other networks connected to the Switch Network must comply with the rules of the other network and the AUP.  If Customer determines, in good faith, that any change(s) to Switch’s AUP will have a material and adverse effect on Customer’s business operations, then the parties shall meet and confer to see if an accommodation can be made to address Customer’s concern. If the parties cannot achieve a good faith accommodation within forty-five (45) days, then Customer may, at its option and within ten (10) days thereafter, terminate the services that are being materially and adversely affected, without further obligations.

22.Certain Remedies for Breach. If Customer is in breach of this Agreement, Switch may, with ten (10) days prior written notice, discontinue providing any or all of the services, Colocation Space, Carrier Services and deny access to the Premises. Customer agrees to pay the expenses actually and reasonably incurred by Switch in collection efforts. Additionally, Switch reserves its rights in law and in equity, including the ability to collect the MRC for the balance of the Service Commitment Period. If Switch is in breach of this Agreement, then prior to the cure of such breach, Customer may terminate the breached Service Order at no penalty and pay only the MRC for such services through the termination date.

23.Force Majeure. Except for the payment of money which will be provided as soon as practicably possible in the event of a force majeure, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including acts of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, loss of the Premises (in whole or part) for any reason, governmental act or failure of the Carrier or the Internet.  If the force majeure event exceeds thirty (30) continuous days, Customer may terminate the related Service Order.

24.Notices. Any notice or communication given hereunder may be delivered personally, by electronic mail (other than notices of breach or termination), deposited with an overnight courier or mailed by registered mail, return receipt requested, postage prepaid, to the address of the receiving party indicated on the Service Order, or at such other address as either party may provide to the other. Notices will be deemed delivered upon receipt, or in the case of electronic mail on the first business day following the day it was sent. If given by Switch to Customer, notice shall be in writing and will be effective upon delivery when sent via email to legalops@box.com and, if given by Customer to Switch shall be in writing and will be effective upon delivery when sent via email to legal@switch.com.

25.Portability. [***]

26.Term. Notwithstanding anything to the contrary in the Agreement or any Order(s), this Amendment will commence on the Amendment Effective Date and be coterminous with the then-current term.

Colocation Facilities Agreement

First Amendment

4	Customer Initials	[***]

BOX AND SWITCH CONFIDENTIAL

Amendment to Exhibit A (Service Level Agreement)

27.Service Credits. Switch is pleased to offer Customer the following service levels regarding the following items:

•	Network Availability
•	Network Latency
•	Packet Delivery
•	Power Availability
•	Environmental Guarantee
•	Cross-connects

If Switch fails to meet any of these service levels, Switch will provide Customer with a service credit (a “Service Credit”) to be applied to the next Customer invoice, equal to the result of dividing (i) the MRC paid by Customer for the affected service during the calendar month in which the Service Credit was earned by (ii) 30 (the average number of days in a calendar month). “Network Access Fees” are the fees charged to Customer for access to and use of the Switch Network. “Switch Network” means the telecommunications/data communications network and network components owned, operated and controlled by Switch within the Premises. The Switch Network does not include any Customer Equipment or any networks or network equipment not operated and controlled by Switch.

28.Switch Network Availability. Switch provides [***]% availability of the Switch Network in any calendar month, as calculated from the ingress to and egress from the Switch Network. Outages are measured from when network unavailability is reported by Customer or when identified by Switch until it is resolved. For each cumulative hour or fraction thereof that Customer experiences Switch Network unavailability, Customer may request Service Credits. A Network Service Credit will be given only for those outages that were reported to Switch at the time of the outage. An outage is measured from the time it is reported to the time it is resolved.

29.Environmental Guarantee. Switch guarantees availability of HVAC capacity to maintain temperatures, as measured by Switch, in the area around the Colocation Space between 64 and 78 degrees Fahrenheit in the cold aisles, and relative humidity in the cold aisle of the Colocation Space will be maintained between 30% and 70%, as measured by Switch, excluding events caused by Customer. [***].

30.Conflict. In case of conflict between this Amendment and the Agreement, the terms and conditions set forth in this Amendment shall control.

31.Conditions. This SLA provides Customer’s sole and exclusive remedies for any service interruptions, deficiencies or failures of any kind.  The parties agree that the Service Credits constitute liquidated damages. No Service Credits shall be issued for Exempted Occurrences. “Exempted Occurrence” means any occurrence which impacts a service that is caused by: (i) any suspension of service pursuant to the Agreement; (ii) Customer directed alteration or implementation; (iii) force majeure events; (iv) the unavailability of necessary Customer Representatives, including as a result of failure to provide Switch with accurate, current contact information; (v) the acts or omissions of Customer or any Customer Representative; or (vi) failure or malfunction of equipment, applications or systems not controlled by Switch. All performance measurements for the determination of Service Credits are based upon Switch’s records.

The parties acknowledge and agree that Switch manages traffic on the Switch Network on the basis of its customers’ utilization of the Switch Network and that changes in such utilization impact Switch’s ability to manage network traffic. Therefore, notwithstanding any provision to the contrary herein or in the Agreement, if Customer significantly changes its utilization of the Switch Network and such change creates a material and adverse effect on the traffic balance of the Switch Network, Switch may either modify the Service Credits that may have otherwise accrued or modify Switch’s provision of the affected services.

Colocation Facilities Agreement

First Amendment

5	Customer Initials	[***]

BOX AND SWITCH CONFIDENTIAL

Customer must request any credit due hereunder within 90 days after the date on which the credit accrues. Customer waives any right to credits not requested within this 90-day period. Customer will not be eligible to accrue any otherwise applicable Service Credits while Customer is: (i) past due on MRC or other amounts owed under the Agreement or (ii) in violation of an AUP.  In no event shall Service Credits exceed 100% of the MRC for the affected service(s) during the calendar month in which the Service Credits accrue.

32.Cross Connects. A cross-connect is considered unavailable when the passive physical media that Switch uses for the cross-connects fails and the endpoints of the cross-connect are not able to maintain a communication connection due to the failure of the physical media.

ITEM	Service Level	Service Credit
Cross Connect	Cross-connects will be fully	Monthly Outage	Service Credit
Availability	operational with 100%	[***]	[***]
	uptime.	[***]	[***]
		[***]	[***]
		[***]	[***]
		[***]	[***]

The Service Credits will be measured from the time that Switch has actual knowledge or Customer notifies Switch that the cross-connect is not operating until the time that the default is cured.

IN WITNESS WHEREOF, each Party hereto represents and warrants that this Amendment has been executed by a duly authorized representative of such Party, and this Amendment, constitutes the legal, valid and binding obligation of such Party.

Box, Inc.		Switch

Signature:	[***]	Signature:	[***]

Name:	[***]	Name:	[***]

Title:	[***]	Title:	[***]

Date:	7/31/2018 | 18:53 PDT	Date:	7/31/2018 | 18:39 PDT

Box, Inc.

Signature:	[***]

Name:	[***]

Title:	[***]

Date:	7/31/2018 | 18:49 PDT

Colocation Facilities Agreement

First Amendment

6	Customer Initials	[***]

EXHIBIT “D”

[***]

[***]

Switch Confidential Document: Intended for Designated Customer Only

Security and Access Procedures

Colocation Facilities Agreement - First Amendment

D-1	Customer Initials	[***] [***]

EXHIBIT “E”

CROSS-CONNECT PROCEDURES

SECTION 2: Connectivity

Please choose the appropriate Network Setup

_____ BGP Example

_____ HSRP Example A

_____ HSRP Example B

_____ HSRP Example C

_____ Single Connection Example A

_____ Single Connection Example B

Please choose the appropriate physical connectivity

_____ Copper RJ-45 | Speed (select one):

_____ 10/100

_____ 1000*

_____ Fiber (GigE)*, choose Singlemode _____ or Multimode _____

_____ Fiber (10Gig)*

_____ Singlemode (LR Optics)

_____ Multimode | _____ SR Optics _____ LX4 Optics

* only available if the applicable connection was purchased

Duplex Setting for FastEthernet (10/100) Connections:

_____ 100/Full

_____ Auto Negotiate

SUPERNAP strongly recommends 100/Full when possible.

Patch Panel:

SUPERNAP will provide a 1U modular patch panel to establish demarcation for your internet connectivity. Please specify in which cabinet you would like this installed. This 1U modular patch panel can land both copper and/or fiber connections. Fiber connections will be LC.

Cabinet Number: _______

Switch Confidential Document: Intended for Designated Customer Only

Cross-Connect Procedures

Colocation Facilities Agreement - First Amendment

E-1	Customer Initials	[***]

SECTION 3: BGP Request

Customers who wish to use BGP and do not have their own ASN or ARIN allocated IP Space can skip this section. SUPERNAP will assign you a PRIVATE AS number and can assist you in getting your BGP setup correctly.

SUPERNAP installs route filters for all customer BGP sessions. Route filters provide additional security and stability on the Internet, as well as the SUPERNAP network.

Please fill out the appropriate information:

ASN	Full Table, Default Route or Both

MD5 Password

Routes to be advertised:

IP BLOCK

1)	/	6)	/

2)	/	7)	/

3)	/	8)	/

4)	/	9)	/

5)	/	10)	/

BGP Communities

SUPERNAP supports the following communities:

•	23005:90 Sets Local Preference to 90
•	23005:110 Sets Local Preference to 110
•	23005:666Will null route the subnet

Switch Confidential Document: Intended for Designated Customer Only

Cross-Connect Procedures

Colocation Facilities Agreement - First Amendment

E-2	Customer Initials	[***]

SECTION 4: IP Justification Form

SUPERNAP conforms to the North American IP Registry (ARIN) policies regarding IP address allocation. As part of its standard service, SUPERNAP will assign the amount of IP addresses a customer can property justify for use on their network.Please complete this form for both initial and additional allocations. We require a written justification form for any IP address blocks requested. Customers will be assigned address space based on immediate utilization plus 3 month and 6 month utilization rate.

ARIN number Resource Policy Manual

http://www.arin.net/policy/nrpm.html

4.2.3.1 Efficient utilization

SUPERNAP is required to apply a utilization efficiency criterion in providing address space to our customers. To this end. SUPERNAP must have documented justification available for each reassignment. AR1N may request this justification at any time. If justification is not provided, future receipt of allocations may be impacted. In extreme cases. existing allocations may be affected.

•	Customers MUST use 50% of the IP address requested on the day of installation. with a two week grace period to cover equipment cutover and equipment failure.
•	Customers MUST use 80% of assigned addresses before a request for additional IP space will even be considered.

SUPERNAP Engineers will check the IP Space by either TINGing” the address and/or checking netflow stats for your IP Block.

Web Hosting and Virtual Hosting

HTTP v1.1 makes it possible to run as many websites as you would like using a single IP number. The HTTP v1.1protocol is currently supported by all of the popular web server software as well as all the major search engines. This is commonly referred to as “Named Based Virtual Hosting”.

Switch Confidential Document: Intended for Designated Customer Only

Cross-Connect Procedures

Colocation Facilities Agreement - First Amendment

E-3	Customer Initials	[***]

IP JUSTIFICATION

Customer Name

1.	Number of IP Addresses required:

NOW?

Additional within 3 Months?

2.	Do you have your own IP Space?
If yes, do you plan to use BGP ?
**Please use Section 3 to list all of your Net Blocks

3.	Do you have your own name servers for hosting the reverse DNS?

If yes, what are the names of the name servers?

4.	Are you installing a router and/or firewall?
If yes, SUPERNAP strongly recommends a separate /30 management link address between your router/firewall and the SUPERNAP Router. /29 for HSRP redundant links.

5.	Please attach a copy of your Network Map to this form. The Network Map must include the following elements where applicable:

a.Topology diagram

b.Coneiation of every if) address to equipment or function

c.Any Network Address Translation (NAT)

I verify that I am authorized to represent the organization mentioned below and that the above information is true and correct. I understand that Internet Protocol Version 4 address space is limited and that users of the Internet are responsible for conserving address space and ensuring that space is utilized efficiently.

Name

Title

Signature	Date

Switch Confidential Document: Intended for Designated Customer Only

Cross-Connect Procedures

Colocation Facilities Agreement - First Amendment

E-4	Customer Initials	[***]

EXHIBIT “F”

ACCEPTABLE USE POLICY

This Acceptable Use Policy (“AUP”) specifies the actions prohibited or restricted by Switch, its licensees, and affiliates (collectively “Switch”) to users of the Switch Internet Network and the Switch Facilities (each a “Facility”).  Switch reserves the right to modify this Policy at any time, effective upon posting of the modified Policy to the following URL: (http://www.switch.com/aup/).  This AUP governs and controls all use of, entry, or receipt of services from each Facility and is incorporated into each related agreement as if set forth fully therein.  In the event of conflict between this AUP and any related agreement, this AUP governs and controls.

A. Illegal Use

Customer’s use of a Facility must be in strict conformance with all applicable laws, regulations and other legal requirements, including the terms and conditions of the Customer’s Agreement(s) with Switch. Additional limitations may apply and are incorporated herein by reference including the Region-Specific Requirements set forth and defined below.

B. Facility Power

The SUPERNAP data centers are designed to exceed Tier IV or DCSF Class 4 standards for power throughputs. Mission critical power for a Facility is built out as needed and there may be periods of time that require extended installation timeframes. Once mission critical power is fully consumed at a Facility, no more power will be available at that Facility. Power circuits are made available on a first-come, first-served basis, and all Service Orders must be in writing, signed and dated to reserve power. All power circuits ordered will be at the then posted retail rates for the date that the service order is signed and are subject to change. In the United States, per National Electric Code, current delivery cannot exceed 80% of a circuit breaker’s rated capacity. Outside the United States, electrical standards may vary and current delivery shall not exceed the load limits applicable for such Facility. If a Customer consumes electrical power above the applicable breaker capacity in a Facility (e.g. 80% in the United States), the Customer will be billed a special allocation fee of [***] per noncompliant cabinet per month until the usage is corrected. If the Customer requires power in excess of their contracted thresholds and additional power and/or cooling is not available in that location, then the Customer shall comply with Switch’s request to move the Customer to a higher density power location at no cost to Switch. All power circuits must be utilized solely to power the cabinet to which the circuits are assigned.

Any and all power lines which interconnect with or are used to power utility pathways or lines located on or running through any Switch property, including granted easements, rights of way, or pathways that utilize (or could utilize) a sub-station or switching station within or adjacent to a Switch campus including pathways utilized to power data centers not owned by Switch (collectively, “Power Pathways”) each require a Switch Power Pathways Agreement. Power Pathways on or through Switch’s campuses are not permitted without Switch’s express written agreement requiring the requesting party to comply with: (i) the instant Acceptable Use Policy; (ii) Switch’s Power Pathways Agreement; and (iii) all applicable laws regarding intellectual property, and deceptive or fraudulent trade practices (e.g. Nevada Revised Statute 598 and Michigan Compiled Laws 445.903 which prohibit deceptive trade practices). Absent a Switch Power Pathways Agreement, Switch reserves the right to prevent or disconnect any power lines and/or restrict easements on Switch property to such non-Switch facilities, with or without prior notification.

Customer UPS’s are not allowed to be used down-line from the Switch mission critical power system. Switch Operations must approve all power distribution systems prior to deployment within the Customer’s colocation space. All Customer Equipment must first be tested on house power prior to plugging into the Switch UPS receptacles.

Switch Confidential Document: Intended for Designated Customer Only

Acceptable Use Policy

Colocation Facilities Agreement - First Amendment

F-1	Customer Initials	___DCS SC__

C. Heat Containment

The delivery of high-density power is only possible if the exhausted equipment heat is contained and prevented from mixing with the cold air in a Facility. Switch CEO and founder, Rob Roy, invented the 100% Hot Aisle Containment System, also known as a Thermal Separate Compartment in Facility (t-scifTM); a state-of-the-art, patented system which offers Customers the luxury of high-density power in a safe environment. Customers deploying equipment in a 100% Hot Aisle Containment System must comply with the standards and procedures required to make this environment successful for everyone. Every cabinet must have a deliberately sealed demarcation plane that separates the hot and cold aisle. All equipment installed to a cabinet must intake cold air from the cold side of the demarcation plane and expel all hot air into the hot side of the demarcation plane.

Switch Confidential Document: Intended for Designated Customer Only

Acceptable Use Policy

Colocation Facilities Agreement - First Amendment

F-2	Customer Initials	[***]

All exhausted air must then continue in a straight path into the hot aisle and up into the heat ceiling. Side air intake or side air exhaust equipment should not be used. If no other option is available, a SADU (side air distribution unit) or air sleeve must be used to correctly direct cold air to the device and direct all heat out of the cabinet and into the hot aisle. Power cabling and low voltage cabling must be done in a neat and orderly fashion so as not to interfere with equipment exhaust into the center hot aisle. The doors to the hot aisles must remain closed at all times and must never be propped open unless working in, entering or exiting the hot aisle. Blanking plates must be used to close off any open sections of customer cabinets. Brush strips must be used for 1U sized spaces or larger where front-to-back cabling occurs within the cabinet. Switch will work with Customers to assure these standards are met. Equipment that directly or indirectly causes hot air to flow into the cold aisles within the facility, and/or failure to meet any of the standards outlined above, will result in a special allocation fee of [***] per month per device and forfeiture of the SLA (Service Level Agreement) for the affected area.

Customer agrees to minimize Customer’s carbon footprint by working with Switch to maintain a hot aisle temperature above 100° Fahrenheit (37.8 Celsius).

All Customer Equipment and its installation deployed in a Facility must (a) not include equipment, cords, cables, connectors or any item or software that may adversely impact the physical or digital security of the Switch ecosystem, or the network, electrical infrastructure, power delivery or environmental air distribution system, as determined by Switch; (b) comply with local regulatory codes, guidelines and best practices, as determined by Switch; and (c) comply with the following “Region-Specific Requirements”:

United States

i.	UL60950 compliant or comply with another standard acceptable to Switch;
ii.	Conform to the requirements contemplated by ANSI / NFPA 70; and
iii.	Not require the additional safeguards contemplated by ANSI / NFPA 70, Article 645 and NFPA 75.

Temperature SLA’s are tied to ASHRAE standards and because they are adjusted periodically by the standard body, the following temperature SLA contained in this AUP supersedes all earlier contracted SLA’s and will be updated consistent with standards updates issued by ASHRAE. SLA credits will be paid if the temperature of a sector goes out of recommended range for more than 60 minutes and if the temperature of a sector goes out of allowable range for more than 15 minutes. The current ASHRAE standards are as follows for data centers: recommended range of 64.4F to 80.6F and an allowable range of 59.0F to 89.6F.

Refusal to cooperate with these standards or these Region-Specific Requirements will be treated as a direct violation of this AUP.

D. System & Network Security

Violations of system or network security are prohibited, and may result in fines, or criminal and civil liability. Switch will investigate incidents involving such violations and may involve and will cooperate with law enforcement if a criminal violation is suspected. Examples of system or network security violations include, without limitation, the following:

•

Unauthorized access to or use of data, systems or networks, including any attempt to probe, scan or test the vulnerability of a system or network or to breach security or authentication measures without express authorization of the owner of the system or network.

•	Unauthorized monitoring of data or traffic on any network or system without express authorization of the owner of the system or network.
•	Interference with service to any user, host or network including, without limitation, mailbombing, flooding, deliberate attempts to overload a system and broadcast attacks.
•	Forging of any TCP-IP packet header or any part of the header information in an email or a newsgroup posting.
•	Receiving or transmitting content that may adversely affect the integrity of the Switch Network, as determined by Switch in its sole discretion.

Switch Confidential Document: Intended for Designated Customer Only

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Colocation Facilities Agreement - First Amendment

F-3	Customer Initials	[***]

E. Network Integrity

It is strictly prohibited to take or cause another to take any action which (i) provides access to the Switch Network from outside of a Facility; (ii) extends the Switch Network beyond a Facility in which access is initially provided by Switch; (iii) is in violation or which would cause a violation of Switch’s competitive data center carrier interconnections; (iv) resell, pass-through, sublicense, rent, lease, timeshare or rebrand the Switch Network or Switch’s services or otherwise provide access to the Switch Network to any party not within Customer’s enterprise, or (v) in any way provides a non-Switch customer with access to the Switch Network other than a permitted third party physically located within the Customer’s colocation space. Switch reserves the right to grant limited exceptions to the foregoing restrictions to accommodate unique circumstances.

F. Data Center Connectivity

The following rules apply: (i) Carriers and resellers who do not have a signed, current Carrier Access Agreement in place with Switch may be denied cross-connects; (ii) Carriers who have not signed a Carrier Access Agreement are prohibited from utilizing any approved carrier to access a Facility; (iii) Switch reserves the right to remove any unauthorized cross-connects or connections that could compete with Switch’s business interests or violate the terms of this AUP with or without prior notification; (iv) Cross-connects between connectivity providers that are intended to use a Facility as a pass-through to connect to data centers not owned by Switch within greater geographic area in which the Facility is located (as such area may be designed by Switch) are not permitted without express written consent by Switch, which may be granted or withheld in Switch’s sole discretion; (v) Cross-connects to third party facilities are priced starting at [***] per month. The Facility specific AUP terms and conditions (including the Region-Specific Requirements) are incorporated herein by reference to the extent applicable.

G. Customer Data

All Customer Representatives who use or benefit from Switch Technology acknowledge and agree that Switch does not require access to any confidential or private information on Customer’s Equipment in a Facility, if any (e.g. personal identifiable information, end user information, or end customer information). Users of the Switch Technology acknowledge that Switch is not a processor or subprocessor, hosting provider or data provider as those terms or similar terms may be interpreted by applicable law. Switch covenants not to attempt to logically or digitally access, manage, maintain, or process any information on Customer Equipment without the prior written consent of the relevant customer and Customer covenants not to provide Switch with access to such information without the prior written consent of Switch.

H. Connectivity Pathways

Any and all telecommunication connections, whether dark or lit, which access internal or external telecommunication vaults, easements, rooftops and/or connectivity paths located on any Switch property, easements, or rights of way, or that utilize (or could utilize) a Switch Facility as a pass-through to connect to data centers not owned by Switch (collectively, “Data Center Connectivity Pathways”) require a Data Center Interconnectivity Agreement. Data Center Connectivity Pathways within the jurisdiction in which the Facility is located are not permitted without: (i) the data center entering into Switch’s Data Center Interconnectivity Agreement; and (ii) the data center complying with all applicable legal requirements regarding deceptive or fraudulent trade practices (e.g. Nevada Revised Statute 598 and Michigan Compiled Laws 445.903 which prohibit deceptive trade practices). Absent a Data Center Licensing Agreement, Switch reserves the right to disconnect any circuits or connections to such non-Switch data center with or without prior notification.

I. Email

Sending unsolicited mail messages, including, without limitation, commercial advertising and informational announcements, is expressly prohibited. A Customer shall not use a third party’s mail server to relay mail without the express permission of such third party. A Customer shall not receive or otherwise allow the transmission of content which may adversely affect the Switch Network as determined by Switch in its sole discretion.

Switch Confidential Document: Intended for Designated Customer Only

Acceptable Use Policy

Colocation Facilities Agreement - First Amendment

F-4	Customer Initials	[***]

J. Usenet

Posting the same or similar message to one or more newsgroups (excessive cross-posting or multiple-posting, also known as “SPAM”) is expressly prohibited.

K. Conduct / Tours / Third Party Entry

All individuals entering a Facility must conduct themselves in a professional manner at all times both in keeping with their particular industry and generally applicable standards of courtesy. All individuals will comply with Switch’s Security protocols. Customer and Customer’s Representatives will not unnecessarily interrupt or inhibit Switch-led tours of the Facility. No liquid or food is permitted on the data center floor. No alcohol is permitted in a Facility at any time. No one in possession of, or under the influence of alcohol or any substance (controlled or uncontrolled) which may impair mental judgment or physical coordination, may enter a Facility. Smoking or carrying tobacco or tobacco imitation products (e.g. electronic cigarettes) within a Facility is prohibited. Only qualified professional laborers are allowed to perform work onsite. All clothing must be professional and provide adequate coverage and protection. Closed-toed shoes are highly recommended. Open-toed sandals are not permitted. Sleeping is not permitted in a Facility including on a Facility datacenter floor. Proper grooming and cleanliness is required. Because the Switch ecosystem is an ultra-secure mission critical environment, any persons that are deemed not to have the full trust and support of any of the Switch senior team members may be denied access to a Facility (whether client employees, former client employees, vendor employees, former vendor employees, former competitors’ employees, former Switch employees or any other persons). It is the responsibility of each body hiring individuals to work in the Switch ecosystem to vet past history of applicant to determine if such history violates any of the policies set forth in this AUP. Due to the secure nature of each Facility, Customers may not bring third parties to a Facility to provide a tour of a Facility or for any reason other than vendors providing services to Customer’s colocation space. This includes members of the media. All tours must be conducted by Switch personnel and tours are provided under the sole discretion of Switch’s senior management. Contractually current oral or written Switch partnership agreements are required prior to touring third parties through a Switch Facility. Switch partnership agreements can be revoked at any time, for any reason. Video, photography and audio recordings are strictly prohibited within any Facility. Individuals or entities who work for or operate as a vendor for a third party data center are prohibited from operating as a vendor within a Facility for Switch customers. Individuals or entities who obtain authorization from Switch to operate as a vendor within a Facility agree not to work for or in a third party data center.

L. Infrastructure

Customers must adhere to industry standards for cable management. Cables must be properly installed and either enclosed in cable management trays or in clean bundles for proper presentation and identification. Switch will not provide Smarthands services to cabinets with improper cable installation or management. All interconnecting cables shall be appropriately terminated at the Customer’s utilization equipment or labeled with a tag for future connection. Unlabeled cables or cables that are not terminated at the Customer’s utilization equipment shall be considered abandoned and may be removed by Switch. All Customer cabinets must not exceed 90 inches (2286mm) in height. At Customer’s election, Switch will provide its standard cabinets to Customer which are 79 inches (42U or 2006.6mm) in height. All other Customer cabinets will need to be provided by Customer.

M. Installation Documentation

Customer will provide Switch with all required installation documentation within the time period set forth in the Customer’s Agreement with Switch. If Customer fails to provide such documentation within the applicable period Switch may, at its sole election, commence charging MRC as a reservation fee.

Switch Confidential Document: Intended for Designated Customer Only

Acceptable Use Policy

Colocation Facilities Agreement - First Amendment

F-5	Customer Initials	[***]

N. Customer Cage Appearance

All tables, chairs, storage cabinets, bins, and cabling organizers must be black and not made of a combustible material (e.g. wood, cloth) nor electrically conductive (i.e. able to carry an electrical charge). Switch may assist with providing these items to Customer. All other Customer provided items must be black. All tables, chairs, crash carts, ladders and other large items must be stowed after their use, prior to leaving a Facility, in an area of the cage space that is not visible from Switch’s main walkways and tour paths. Tables, chairs, and like items are not for standing upon nor may they be used as ladders. All smaller items must be stored in Switch provided black opaque storage bins and cabinets. No cardboard or paper is allowed in the cage. White, clear, or other colored bins and cabinets are not allowed. Storage bins and cabinets must be stored along walls of the cage space that do not directly face the main walkways and tour paths. Fiber and copper organizers will be provided by Switch and must be mounted to cage walls that do not directly face the main walkways and tour paths.

O. Audit Reports

APPLICABLE AND CURRENT AUDIT REPORTS SUCH AS SSAE 16, SSAE 18, PCI, OR OTHER REGULATORY COMPLIANCE CERTIFICATIONS OR AUDITS OF SWITCH’S FACILITIES AND SERVICES (COLLECTIVELY “SWITCH AUDIT REPORTS”) MAY BE AVAILABLE TO CUSTOMERS, ANNUALLY, UPON REQUEST, SUBJECT TO STRICT CONFIDENTIALITY TERMS AND CONDITIONS. TO PROTECT THE SAFETY, SECURITY, AND SERVICES OF OUR MISSION CRITICAL FACILITIES FOR THE BENEFIT OF OUR CUSTOMERS, EACH SWITCH AUDIT REPORT IS AVAILABLE SUBJECT TO STRICT CONFIDENTIALITY OBLIGATIONS INCLUDING THOSE IN TOUR ACCESS AGREEMENTS, NON-DISCLOSURE AGREEMENTS AND/OR SERVICE CONTRACTS BETWEEN THE SWITCH AND THE RECEIVING PARTY. BY RECEIVING AND/OR REVIEWING A SWITCH AUDIT REPORT, YOU AND YOUR EMPLOYER HEREBY COVENANT AND AGREE TO KEEP THE AUDIT REPORT AND THE DATA THEREIN STRICTLY CONFIDENTIAL AND TO BE BOUND BY THE CONFIDENTIALITY AND INTELLECTUAL PROPERTY OBLIGATIONS IN EXISTENCE BETWEEN SWITCH AND THE ORIGINAL RECIPIENT OF THE REPORT, ALL OF WHICH ARE EXPRESSLY INCORPORATED HEREIN AS THOUGH SET FORTH IN FULL. IN RATIFICATION OF THESE OBLIGATIONS, YOU AND YOUR EMPLOYER COVENANT AND AGREE TO ONLY SHARE THE SWITCH AUDIT REPORT WITH RECIPIENTS UNDER THE SAME OR STRICTER CONFIDENTIALITY AND INTELLECTUAL PROPERTY OBLIGATIONS AND TO DEFEND AND HOLD HARMLESS SWITCH FOR, FROM, AND AGAINST ANY AND ALL CLAIMS BROUGHT BY OR AGAINST SWITCH FOR DAMAGE ARISING FROM OR IN ANY WAY RELATED TO YOUR UNAUTHORIZED DISCLOSURE OF THIS REPORT OR OF THE INFORMATION THEREIN.

P. Ecosystem Interaction

Switch is an interactive technology ecosystem. All clients, members and carriers will be shown on the client page so that other members know who is available within the system to interact with. It is paramount to the ecosystem that each member is able to connect and collaborate with the other members in the system.

Recognizing Switch owns or controls certain rights to intellectual property, industrial property and trade secrets of every kind and description throughout the world (the “Switch Technology”) and to help Switch protect the interactive technology ecosystem, brand integrity, and customers benefited by Switch Technology, Customer and Customer’s Representatives, as well as Customer’s officers, agents, directors, managers, board members whether current or former, affiliates, partners, employees, investors, subsidiaries, end users, customers, vendors, or any entity in which Customer has ownership interest or measure of control (each a “Customer Relationship”) whether past or present, agree and Customer agrees on behalf of such Customer Representatives and Customer Relationship(s) to protect, defend, and hold harmless Switch for, from and against any and all claims brought by or against Switch arising from or related to any Customer Relationship infringing upon, or in any way violating Switch Technology. Customer agrees to use its best efforts to assist Switch in defending and protecting Switch Technology from infringement including infringement by any Customer Representative or Customer Relationship(s), and to promptly notifying Switch of any suspected or actual threat to, as well as misappropriation, unlicensed or unauthorized use, or infringement of any Switch Technology by any third party. Switch reserves the right to treat Customer as a contributory infringer due to the unlawful or unauthorized use or infringement of Switch Technology by a Customer Representative or Customer Relationship and Customer acknowledges its status as such absent Customer’s best efforts to proactively remedy the infringement. Each user covenants it will not use Switch Technology, including Switch’s patents and the method and manner in which Switch provides its services, except as authorized by Switch in Customer’s applicable agreements with Switch and Customer agrees and covenants to cease and rectify any unauthorized use. Such rectification, in Switch’s discretion, may include attribution and restitution to Switch for unauthorized use of Switch Technology, as well as required licensing of Switch Technology, at Switch’s discretion.

Switch Confidential Document: Intended for Designated Customer Only

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Colocation Facilities Agreement - First Amendment

F-6	Customer Initials	[***]

Moreover, to deter unlawful or legally questionable activity, including but not limited to infringement of third party intellectual property rights, facilitating or permitting cyber or denial of service attacks, or engaging in activity that negatively affects the Switch ecosystem, Switch may charge an hourly fee for the costs incurred to respond to repeated complaints of such illegal or impermissible use. Such fees and costs include but are not limited to smart hands fees, costs arising from or related to investigation of and responses to repeated third party complaints and associated attorneys’ fees.

Each Customer and vendor covenants and agrees regarding any owned or controlled Switch property, Switch Facility or the equipment therein: (i) to not file any liens on any; (ii) that any right to file a lien on any Switch owned or controlled real property or Switch Facility, if any, is hereby waived; (iii) to require their subcontractors, vendors, and customers to ensure that no liens are filed; and (iv) to immediately remove any lien so filed and (v) to defend, and hold Switch harmless for, from, and against any and all damages or claims brought by or against Switch, arising from such a lien.

INDIRECT OR ATTEMPTED VIOLATIONS OF THIS AUP, AND ACTUAL OR ATTEMPTED VIOLATIONS BY A THIRD PARTY ON BEHALF OF A SWITCH CUSTOMER OR A CUSTOMER’S END USER, SHALL BE CONSIDERED VIOLATIONS OF THE POLICY BY SUCH CUSTOMER AND MAY RESULT IN SUSPENSION OR TERMINATION OF ACCESS TO THE SWITCH NETWORK (INCLUDING THE DISABLING OF CROSS-CONNECTIONS) AT SWITCH’S SOLE ELECTION. Complaints regarding illegal use or system or network security issues, regarding SPAM or other email abuse, or regarding USENET abuse may be sent to abuse@switch.com. For live security incidents, please contact Switch Internet Abuse Investigations at 1-866-229-5151 (24×7).

Switch Confidential Document: Intended for Designated Customer Only

Acceptable Use Policy

Colocation Facilities Agreement - First Amendment

F-7	Customer Initials	[***]